                                                                    Exhibit 10.2


                                                                  EXECUTION COPY


================================================================================


                             INTERCREDITOR AGREEMENT

                                   relating to

                          CERTAIN GUARANTEE OBLIGATIONS

                                  by and among

                                GLOBALSTAR, L.P.,

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED,

                               LORAL CORPORATION,

                       LORAL SPACE & COMMUNICATIONS LTD.,

                     DASA GLOBALSTAR LIMITED PARTNER, INC.,

                       QUALCOMM LIMITED PARTNER, INC. and

                            SPACE SYSTEMS/LORAL, INC.


                          -----------------------------

                           dated as of April 19, 1996

                          -----------------------------


================================================================================

     This INTERCREDITOR AGREEMENT, dated as of April 19, 1996, is by and among GLOBALSTAR, L.P., a Delaware limited partnership ("Globalstar"), GLOBALSTAR TELECOMMUNICATIONS LIMITED, a Bermuda company ("GTL"), LORAL CORPORATION, a New York corporation ("Loral"), LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company ("Loral SpaceCom") and DASA GLOBALSTAR LIMITED PARTNER, INC., a Delaware corporation, QUALCOMM Limited Partner, Inc., a California corporation and SPACE SYSTEMS/LORAL, INC., a Delaware corporation and any Partner, any Upper Tier Partner or their respective Affiliate who shall have executed an Accession Agreement (each a "Partner Guarantor" and collectively, the "Partner Guarantors").

     WHEREAS, Globalstar has entered into that certain Revolving Credit Agreement, dated as of December 15, 1995, with Chemical Bank, as Administrative Agent thereunder ("Chemical Bank"), and the Banks (the "Banks") signatory thereto (as amended from time to time, the "Credit Agreement"); and

     WHEREAS, Loral entered into that certain guarantee (the "Original Guarantee"), dated as of December 15, 1995, pursuant to which it agreed to guarantee in favor of the Banks the obligations of Globalstar under the Credit Agreement; and

     WHEREAS, Globalstar, GTL, Loral, Loral SpaceCom and the Partner Guarantors signatories hereto have entered into that certain Agreement dated as of April 19, 1996 pursuant to which Globalstar has agreed to pay to Loral and the Partner Guarantors a fee and GTL has agreed, subject to the receipt of shareholder approval, to issue to Loral and the Partner Guarantors certain warrants (the "Fee Agreement"); and

     WHEREAS, Loral has entered into that certain Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996, with Lockheed Martin Corporation ("Lockheed Martin"), and certain subsidiaries of Loral (the "Distribution Agreement") pursuant to which Lockheed Martin has agreed to assume the Original Guarantee and Loral SpaceCom has agreed to provide an indemnification of up to $100 million under certain circumstances and Loral has agreed in return therefor to contribute to Loral SpaceCom certain warrants and guarantee fees to be issued or paid to it under the Fee Agreement; and

     WHEREAS, on or prior to the date hereof, the Credit Agreement has been amended to relieve Loral of its obligations under the Original Guarantee and Lockheed Martin has executed a guarantee (the "Lockheed Martin Guarantee") in favor of the Banks pursuant to which Lockheed Martin has agreed to guarantee (the "Guarantee") in favor of the Banks the obligations of Globalstar under the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   Article I.

                                   DEFINITIONS

     Section 1.1. General. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Fee Agreement. In addition, terms defined in the recitals hereto shall have the respective meanings ascribed thereto, and the following terms shall have the following meanings (such meanings to be applicable equally to both singular and plural forms of the terms defined):

          "Acceptable Letter of Credit" shall have the meaning ascribed to such term in the Credit Agreement.

          "Accession Agreement" shall mean an agreement in the form set forth as Exhibit B hereto.

          "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.

          "Bank" shall have the meaning ascribed to such term in the Credit Agreement.

          "Business Day" shall have the meaning ascribed to such term in the Credit Agreement.

          "Default Date" shall mean the date on which a Guarantor Default occurs.

          "Distribution" shall have the meaning ascribed to such term in the Distribution Agreement.

          "Distribution Date" shall mean the date on which the Distribution occurs.

          "Downgraded Letter of Credit" shall have the meaning ascribed to such term in the Credit Agreement.

          "Expiring Letter of Credit" shall have the meaning ascribed to such term in the Credit Agreement.

          "Guaranty Dollars" shall mean the dollar amount of Partner Cash Collateral actually derived by Chemical Bank as of the date of determination.

          "L/C Delivery Date" shall mean the date that is ten Business Days after the date of a L/C Delivery Notice.

          "L/C Delivery Notice" shall mean a notice delivered by Globalstar to the Partner Guarantors stating that Loans in an amount in excess of $25,000,000 are outstanding under the Credit Agreement.

          "Letter of Credit" shall have the meaning ascribed to such term in the Credit Agreement.


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          "Obligations" shall have the meaning ascribed to such term in the
     Credit Agreement.

          "Partner Cash Collateral" shall have the meaning ascribed to such term in the Credit Agreement.

          "Partner Cash Collateral Agreement" shall mean a cash collateral agreement executed and delivered by a Partner Guarantor in favor of Chemical Bank with respect to its Partner Collateral Account and Partner Cash Collateral in the form set forth as Exhibit A hereto.

          "Partner Collateral Account" shall have the meaning ascribed to such term in the Credit Agreement.

          "Partner Fee Warrant Amount" shall mean, with respect to any Partner Guarantor, the total number of Fee Warrants set forth opposite such Partner Guarantor's name on Schedule II to the Fee Agreement, and with respect to a Partner Guarantor executing an Accession Agreement after the date hereof, the total number of Fee Warrants set forth in the Accession Agreement, in each case as such number may be adjusted from time to time in accordance with the provisions of the Warrant certificate.

          "Partner Guaranteed Amount" shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

          "Participation Interest" shall mean a ratio, expressed as a percentage, of the amount of a Partner Guarantor's participation in the Guarantee and with respect to any Partner Guarantor, shall be as set forth on Schedule II to the Fee Agreement, and with respect to a Partner Guarantor executing an Accession Agreement after the date hereof, the percentage set forth in the Accession Agreement.

          "Release Date" shall have the meaning ascribed to such term in the Credit Agreement.

          "Warrant Interest" shall mean the Ordinary Partnership Interests of Globalstar acquired pursuant to the exercise of Globalstar Warrants.

          "Warrant Issuer" shall mean the issuer of the Fee Warrants.

                                   Article II.

                         PARTICIPATION IN THE GUARANTEE

     Section 2.1. Guarantee Participation. Each Partner Guarantor hereby agrees to deliver to Chemical Bank on the L/C Delivery Date an Acceptable Letter of Credit in the amount set forth opposite its name on Schedule I hereto (the "Stated Amount"); provided, however, that the aggregate principal amount of the Obligations being guaranteed hereby by delivering such Acceptable Letters of Credit shall not exceed $150,000,000. Each Partner Guarantor hereby agrees that until the Release Date, the amount of the Acceptable Letters of Credit delivered to Chemical Bank from time to time shall at all times equal the product of $250 million times such Partner Guarantor's Participation Interest, together with 120 days of accrued interest on such amount calculated at a rate equal to 8% per annum and based on an assumed year of 360 days (the "Partner Guaranteed Amount"). Each Partner Guarantor shall deliver to Chemical Bank at least 30 days prior to the scheduled expiration date of any Expiring Letter of Credit one or more Acceptable Letters of Credit having an aggregate stated amount equal to the Stated Amount. Each Partner Guarantor further agrees to deliver to Chemical Bank as promptly as practicable upon notification from Chemical Bank or Globalstar that the Letter of Credit delivered pursuant to this Section 2.1 shall have become a Downgraded Letter of Credit, one or more Acceptable Letters of Credit having an aggregate stated amount equal to the Stated Amount. Each Partner Guarantor agrees to comply with, and be bound by, the provisions of Section 2.2 of the Credit Agreement. Each Partner Guarantor agrees to deliver on the L/C Delivery Date to Chemical Bank a Partner Cash Collateral Agreement and such legal opinions, resolutions, UCC financing statements and other documents as may be reasonably requested by Chemical Bank and hereby further agrees to cause the applicable issuer of the Acceptable Letter of Credit to deliver legal opinions, resolutions, UCC financing statements and other documents as may be reasonably requested by Chemical Bank (the agreements, opinions and documents described in this sentence shall be collectively referred to as the "Supporting Documents").

     Section 2.2. Certain Additional Conditions. Each Partner Guarantor hereby agrees that if it is unable to claim the benefit of a tax treaty with the United States that would exempt the application of a U.S. withholding tax on (i) the issuance to such Partner Guarantor of the Fee Warrants or (ii) the payment of the Guarantee Fee to such Partner Guarantor, then such Partner Guarantor shall, at the request of Globalstar, pay to Globalstar the amount of any such U.S. withholding tax imposed on Globalstar as a result of such issuance or payment. Each Partner Guarantor further agrees that as a condition precedent to the issuance of the Fee Warrants to it, it shall have delivered either (x) a certificate of an officer of such Partner Guarantor stating that the issuance of the Fee Warrants and the payment of the Guarantee Fee to such Partner Guarantor will not result in the imposition of a withholding tax on Globalstar or (y) funds in an amount equal to the withholding tax payable by Globalstar upon issuance of Fee Warrants to the Partner Guarantor.

     Section 2.3. Notice by Globalstar. Globalstar shall send to the Partner Guarantors an L/C Delivery Notice as promptly as practicable after the date on which Loans in an amount in excess of $25,000,000 are outstanding under the Credit Agreement (the "L/C Trigger Date") and in no event later than five Business Days after the L/C Trigger Date.

                                  Article III.

              DEFAULT BY A PARTNER GUARANTOR AND CERTAIN AGREEMENTS

     Section 3.1. Default; Cancellation of Warrants. (a) In the event that (1) a Partner Guarantor shall fail to deliver an Acceptable Letter of Credit having a stated amount equal to the Stated Amount and the Supporting Documents by the L/C Delivery Date, (2) a Partner Guarantor or the issuer of a Letter of Credit delivered by such Partner Guarantor shall become insolvent or bankrupt or any of the events set forth in clause (vi) of Section 8(a) of the Credit Agreement shall occur with respect to the Partner Guarantor or the issuing bank, as the case may be, (3) a Partner Guarantor shall fail to replace an Expiring Letter of Credit and Chemical Bank shall not have derived Partner Cash Collateral in an amount equal to the Stated Amount, or (4) a Partner Guarantor shall fail to deliver an Acceptable Letter of Credit in substitution for a Downgraded Letter of Credit and Chemical Bank shall not have derived Partner Cash Collateral in an amount equal to the Stated Amount (each of such events being referred to herein as a "Guarantor Default") and in the case of clauses (1), (3) and (4), such Partner Guarantor shall not have cured such default within 5 Business Days after receipt of notice thereof from either Globalstar or

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Chemical Bank, then Fee Warrants equal to the Recaptured Amount (as hereinafter defined), which were issued to, or issuable to, such defaulting Partner Guarantor pursuant to the terms of the Fee Agreement, shall be canceled by the Warrant Issuer.

     (b) If the Default Date shall occur prior to the Distribution Date, the Warrant Issuer shall thereupon issue to Loral Fee Warrants equal to the Recaptured Amount, subject to contribution immediately prior to the Distribution by Loral to Loral SpaceCom of such amount of the Fee Warrants as determined to be issued to Loral SpaceCom pursuant to the provisions set forth in the following sentence. If the Default Date shall occur after the Distribution Date, the Warrant Issuer shall thereupon issue to Loral and Loral SpaceCom Fee Warrants equaling their respective pro rata share of the Recaptured Amount in direct proportion to (x) the increase in the amount of indemnification to be provided to Lockheed Martin and Loral, in the case of Loral SpaceCom, and (y) the increase in the amount of liability in respect of the Guarantee for which Lockheed Martin or Loral is then liable, in the case of Loral.

     (c) The Recaptured Amount shall be calculated as follows:

     (A) in the case of a default under clause (1) of Section 3.1(a), Fee Warrants equal to the Partner Fee Warrant Amount shall constitute the Recaptured Amount; and

     (B) in the case of a default under clause (2) or (3) of Section 3.1(a), the Recaptured Amount shall equal the difference between (x) the Partner Fee Warrant Amount and (y) the product of (i) the Partner Fee Warrant Amount and (ii) the ratio of Guaranty Dollars over the Partner Guaranteed Amount.

     Section 3.2. Call Right on Warrant Shares or Warrant Interests. If the Warrant Issuer shall be unable to cancel Fee Warrants in an amount equal to the Recaptured Amount under Section 3.1 above because the Partner Guarantor shall have, prior to such time, exercised such number of its Fee Warrants so that the number of Fee Warrants then retained by such defaulting Partner Guarantor, whether vested or unvested (the "Current Warrant Amount"), is less than the Recaptured Amount, then Loral and/or Loral SpaceCom, as the case may be, shall have the right to require such Partner Guarantor to transfer without any further consideration to Loral and/or Loral SpaceCom, as the case may be, such number of Warrant Shares or Warrant Interests, as the case may be, as shall equal the difference between the Recaptured Amount and the Current Warrant Amount (the "Call Right Amount"). If the Call Right Amount is greater than the amount of Warrant Shares or Warrant Interests then held by the defaulting Partner Guarantor, the defaulting Partner Guarantor shall purchase such number of shares of GTL Common Stock in the open market as would be necessary to enable it to satisfy its obligations under this Section 3.2.

     Section 3.3. Termination of Guarantee Fee. In the event of a Guarantor Default under clause (1) above, payment of any Guarantee Fee to the defaulting Partner Guarantor pursuant to Section 2.2 hereof shall immediately terminate and shall revert and be paid (x) if such Guarantor Default shall occur prior to the Distribution Date, to Loral (subject to contribution by Loral to Loral SpaceCom of the right to receive such Guarantee Fee immediately prior to the Distribution) and (y) if such Guarantor Default shall occur after the Distribution Date, to Loral SpaceCom. No such termination shall impair such Partner Guarantor's obligations under Section 2.2 hereof with respect to Guarantee Fees already paid.

     Section 3.4. Reduction of Guarantee Fee. In the event of a Guarantor Default under clause (2) or (3) of Section 3.1(a), the payment of the Guarantee Fee to the defaulting Partner Guarantor shall be reduced and the defaulting Partner Guarantor shall receive a Guarantee Fee equal to the product of (A) the amount of the Guarantee Fee payable to such Partner Guarantor immediately prior to such default times (B) the ratio of Guaranty Dollars over the Partner Guaranteed Amount. The remaining portion of the

Guarantee Fee shall revert and be paid (x) if such Guarantor Default shall occur prior to the Distribution Date, to Loral (subject to contribution by Loral to Loral SpaceCom of the right to receive such Guarantee Fee immediately prior to the Distribution) and (y) if such Guarantor Default shall occur after the Distribution Date, to Loral SpaceCom.

     Section 3.5. Indemnification by Partner Guarantor. In the event that either
(x) the liability of Lockheed Martin or Loral under the Guarantee or (y) the amount of indemnification being provided by Loral SpaceCom to Lockheed Martin and Loral, shall have increased (other than any increase arising from a Guarantor Default which shall constitute a breach of this Agreement) because of any condition or circumstance of a Partner Guarantor which shall cause Chemical Bank to fail to draw on all or a portion of such Partner Guarantor's Letter of Credit or fail to apply any Partner Cash Collateral of such Partner Guarantor, then such Partner Guarantor shall indemnify Lockheed Martin, Loral and/or Loral SpaceCom, as the case may be, with respect to such increased liability or indemnification. Each of Lockheed Martin, Loral and Loral SpaceCom hereby agrees that a Partner Guarantor shall not be liable for any indemnification payments under this Section 3.5 until and unless the amount of such Partner Guarantor's Letter of Credit has been reduced by an amount equal to the indemnification payment otherwise payable hereunder by the Partner Guarantor (the "Indemnity Amount") or if a Partner Collateral Account shall have been established at Chemical Bank (or any successor agent under the Credit Agreement), until such time as the agent under the Credit Agreement shall have released monies from the Partner Collateral Account to the Partner Guarantor in an amount equal to the Indemnity Amount. Each Partner Guarantor hereby agrees that it shall use its best efforts to cooperate with Lockheed Martin, Loral and Loral SpaceCom, as the case may be, to effect the foregoing, including without limitation, assigning over to Lockheed Martin, Loral or Loral SpaceCom, as the case may, such amount of the Letter of Credit or the Partner Collateral Account released by the Banks pursuant to the preceding sentence.

     Section 3.6. Contribution. (a) If Chemical Bank shall fail to (i) draw upon the Letters of Credit of the Partner Guarantors, (ii) realize upon the Partner Collateral Accounts of the Partner Guarantors or (iii) call upon the obligations of Loral or Lockheed Martin, as the case may be, under the Guarantee on a pro rata basis based upon the respective amount of liability assumed by the Partner Guarantors and Loral or Lockheed Martin, as the case may be, then in such event, the Partner Guarantors and Loral or Lockheed Martin, as the case may be, who shall have provided a disproportionately greater amount (the "Overpaying Persons"), whether pursuant to a direct guarantee or indemnity, a Letter of Credit or a Partner Collateral Account in favor of Chemical Bank, shall be entitled to receive a contribution from those Persons who shall have provided a disproportionately smaller amount (the "Underpaying Persons") in an aggregate amount equal to the excess of (A) the aggregate amount actually so paid by the Overpaying Persons over (B) the aggregate amount the Overpaying Persons would have paid if Chemical Bank had exercised its rights on a pro rata basis (the "Contribution Amount").

     (b) Each of the Underpaying Persons shall be severally liable to the Overpaying Persons for the payment of a portion of the Contribution Amount equal to the product of (i) the Contribution Amount times (ii) a fraction, the numerator of which is equal to the excess of (A) the amount such Underpaying Person would have paid to Chemical Bank if Chemical Bank had exercised its rights on a pro rata basis over (B) the amount such Underpaying Person actually paid to Chemical Bank, and the denominator of which is equal to the Contribution Amount.

     (c) Each of the Overpaying Persons shall be entitled to a portion of the Contribution Amount equal to the product of (i) the Contribution Amount times
(ii) a fraction, the numerator of which is equal to the excess of (A) the amount such Overpaying Person actually paid to Chemical Bank over (B) the amount such Overpaying Person would have paid to Chemical Bank if Chemical Bank had exercised its rights on a pro rata basis, and the denominator of which is equal to the Contribution Amount.

     (d) In the event that the Underpaying Persons shall make an aggregate contribution that is less than the Contribution Amount, each Overpaying Person shall be entitled to a portion of the aggregate contribution actually paid that is determined in accordance with Section 3.6(c) above.

     (e) If (i) Loral or Lockheed Martin, as the case may be, is an Overpaying Person, (ii) Loral SpaceCom has made an indemnity payment to such Overpaying Person pursuant to Section 2.5 of the Distribution Agreement, and (iii) such Overpaying Person shall receive a payment from any Underpaying Person pursuant to this Section 3.6, then such Overpaying Person, promptly upon receipt of any such payment from an Underpaying Person, shall reimburse to Loral SpaceCom an amount equal to (A) the amount so received times (B) Loral SpaceCom's percentage liability under such indemnity.

     Section 3.7. Waiver of Certain Subrogation Rights. The parties hereto agree that notwithstanding any payment or payments made by a Partner Guarantor that is organized under the laws of a state of the United States (a "U.S. Partner Guarantor") pursuant to the Partner Cash Collateral Agreement or upon a draw by Chemical Bank of such U.S. Partner Guarantor's Letter of Credit, the U.S. Partner Guarantor shall not be entitled (x) to be subrogated to any of the rights of Chemical Bank or the Banks against Loral General Partner, Inc. or any successor general partner of Loral/QUALCOMM Partnership, L.P. (the "Ultimate General Partner"), or (y) by reason of a right of subrogation, to any rights against any collateral security held by Chemical Bank or any Bank for the payment of obligations on behalf of the Ultimate General Partner. The parties hereto further agree that the U.S. Partner Guarantor shall not, by right of subrogation, seek any reimbursement from the Ultimate General Partner in respect of payments made by the U.S. Partner Guarantor in connection with the Partner Cash Collateral Agreement or the amounts realized by Chemical Bank or any Bank in connection therewith.

     Section 3.8. Rights Not Exclusive. The rights of Loral and Loral SpaceCom set forth in this Article III with respect to a defaulting Partner Guarantor shall not be deemed to be exclusive and nothing herein shall prevent Loral or Loral SpaceCom from pursuing all available legal or equitable remedies against a defaulting Partner Guarantor.

                                   Article IV.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties. Each party hereto hereby represents and warrants to the other parties that (i) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder does not conflict with or constitute a default under, or violate, its certificate of incorporation, bylaws or other similar organizational documents, any agreements or instruments to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, or any law, statute, regulation, judgment or order binding on such party or any of its properties or assets; (iii) except as described in the Fee Agreement with respect to GTL, the execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not require any approval of the stockholders or any authorization of the board of directors other than such authorization as has already been obtained and no action by, consent or approval of, or filing with, any governmental authority or other Person is required for the execution, delivery and performance of this Agreement other than such consents or approval which shall have already been obtained; and (iv) this Agreement has been duly executed and delivered by an authorized representative of such party and constitutes a valid and binding obligation of such party.

                                   ARTICLE V.

                                  MISCELLANEOUS

     Section 5.1. Notices. All communications to any party hereunder shall be in writing and shall be delivered in person or sent by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.1 (and shall be deemed to have been given, dated and received when so delivered personally or by courier or sent by facsimile, or if mailed, 48 hours after the time of mailing):

                    If to Loral:

                    600 Third Avenue
                    New York, New York  10016
                    Facsimile:  (212)682-9805
                    Attention:  General Counsel

                    and after the Distribution, with a copy to:

                    Lockheed Martin Corporation
                    6801 Rockledge Drive
                    Bethesda, MD  20817
                    Attention:  General Counsel

                    If to Loral SpaceCom:

                    600 Third Avenue
                    New York, New York  10016
                    Facsimile:  (212)682-9805
                    Attention:  Michael B. Targoff

                    If to Globalstar:

                    3200 Zanker Road
                    San Jose, California  95164
                    Facsimile:  (408) 473-5548
                    Attention:  President


                    If to GTL:

                    41 Cedar Avenue
                    Hamilton HM12
                    Bermuda
                    Attention:  President

                    If to the Partner Guarantors, at the addresses set forth on Annex A hereto:

     Section 5.2. Entire Agreement; Amendment. Once this Agreement has been executed by Globalstar, GTL, Loral, Loral SpaceCom and Lockheed Martin, a Partner Guarantor shall become bound by the terms of this Agreement immediately upon its execution of this Agreement (or in the case of an Additional Partner Guarantor, upon the execution of the Accession Agreement) independently of the signature of any other Partner Guarantor. This Agreement and the exhibits hereto, the Fee Agreement, the Fee Warrants, the Credit Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and additionally, in the case of Loral and Loral SpaceCom, the Distribution Agreement and the Lockheed Martin Guarantee, and supersede all prior oral and written agreements and all prior or contemporaneous oral negotiations, commitments and understandings among such parties. This Agreement may be amended, modified or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties hereto.

     Section 5.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 5.4. Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement.

     Section 5.5. Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

     Section 5.6. Non-Waiver. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other party, whether of a similar or dissimilar nature thereof.

     Section 5.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. The parties agree to use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purposes and intent hereof.

     Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the General Obligations Law, but otherwise without giving effect to conflict of laws doctrine.

     Section 5.9. Headings. The descriptive headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 5.10. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. A Partner Guarantor may assign its rights and obligations under this Agreement to an Affiliate upon the prior written consent of Chemical Bank as agent under the Credit Agreement and provided further that a Loral subsidiary may assign its rights and obligations hereunder to Loral SpaceCom or a subsidiary of Loral SpaceCom in connection with the Distribution.

     IN WITNESS WHEREOF, the parties hereto have caused this Partner Intercreditor Agreement to be duly executed as of the day and year first above written.


                                        GLOBALSTAR, L.P.

                                        By: /s/ Nicholas C. Moren
                                            ------------------------------
                                            Name:  Nicholas C. Moren
                                            Title: Vice President and Treasurer


                                        GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                        By: /s/ Nicholas C. Moren
                                            ------------------------------
                                            Name:  Nicholas C. Moren
                                            Title: Treasurer


                                        LORAL CORPORATION

                                        By: /s/ Nicholas C. Moren
                                            ------------------------------
                                            Name:  Nicholas C. Moren
                                            Title: Vice President and Treasurer


                                        LORAL SPACE & COMMUNICATIONS LTD.

                                        By: /s/ Nicholas C. Moren
                                            ------------------------------
                                            Name:  Nicholas C. Moren
                                            Title: Vice President and Treasurer

                                        QUALCOMM LIMITED PARTNER, INC.

                                        By: /s/ Anthony S. Thornley
                                            ------------------------------
                                            Name:  Anthony S. Thornley
                                            Title:


                                        SPACE SYSTEMS/LORAL, INC.

                                        By: /s/ Eric J. Zahler
                                            ------------------------------
                                            Name:  Eric J. Zahler
                                            Title:


                [Remainder of this page intentionally left blank]

                                        DASA GLOBALSTAR LIMITED PARTNER, INC.

                                        By: /s/ Dr. Ulrich Goebel
                                            ------------------------------
                                            Name:  Dr. Ulrich Goebel
                                            Title: President

With respect to Sections 3.5 and 3.6(e) only,

LOCKHEED MARTIN CORPORATION

By:
    ------------------------------
    Name:
    Title:

                                                                      SCHEDULE 1


PARTNER GUARANTOR                                       STATED AMOUNT
-----------------                                       -------------

DASA Globalstar Limited Partner, Inc.                    $10,393,157

Qualcomm Limited Partner, Inc.                           $22,514,479

Space Systems/Loral, Inc.                                $11,964,216